Exhibit 10.1

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Execution Version

FIRST AMENDMENT TO FINANCING AGREEMENT

This FIRST AMENDMENT TO FINANCING AGREEMENT (“First Amendment”), dated as of May 22, 2023, is entered into by and among BLUEPRINT MEDICINES CORPORATION, a Delaware corporation (“Company” or “Borrower”), the Lenders party hereto, and TAO TALENTS, LLC (“TAO Talents”), as administrative agent for the Lenders (in such capacity, “Administrative Agent”). Capitalized terms used and not defined in this First Amendment shall have the respective meanings set forth in the Agreement (as defined below).

W  I T N E S S E T H:

WHEREAS, the parties have entered into that certain Financing Agreement, dated as of June 30, 2022, with certain Subsidiaries of Borrower from time to time party thereto, the lenders from time to time party thereto (the “Lenders”), and the Administrative Agent (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Agreement”) pursuant to which Lenders have agreed to extend certain senior secured credit facilities to Company, in an aggregate principal amount not to exceed $660,000,000, consisting of (a) an initial term loan in an aggregate principal amount not exceeding $150,000,000, (b) delayed draw term loans in an aggregate principal amount not exceeding $250,000,000 and (c) an uncommitted incremental facility in an aggregate principal amount not to exceed $260,000,000, in each case on the terms and conditions set forth therein; and

WHEREAS, the parties hereto desire to amend certain terms under the Agreement as set forth below; and

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.        Amendments to Agreement. Subject to the satisfaction (or waiver by the Lenders) of the conditions set forth in Section 2 hereof, the Agreement is hereby amended as follows.

(a)     The definition of “Delayed Draw A Commitment Termination Date” under Section 1 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Delayed Draw A Commitment Termination Date” means the earliest to occur of (a) the date the Term Loan Commitments are permanently reduced to zero pursuant to Section 2.1(a) or 2.9(b), (b) the date of the termination of the Delayed Draw Term Loan Commitments pursuant to Section 8.2, and (c) [***].

(b)    The definition of “Delayed Draw A Funding Milestone” under Section 1 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Delayed Draw A Funding Milestone” means the Loan Parties achieve, for any trailing four fiscal quarter period ending on or before [***], Product Revenue from sales of AYVAKIT and/or BLU-263 outside of the CStone Territories of at least [***], measured as of the last day of the four fiscal quarter period ending immediately prior to any proposed Delayed Draw A Term Loan Credit Date.

Section 2.        Conditions to Effectiveness. The effectiveness of this First Amendment is subject to the satisfaction (or waiver by the Lenders) of the following conditions precedent (the date on which such conditions have been satisfied (or waived by the Lenders), the “First Amendment Effective Date”):

(a)     The Administrative Agent shall have received executed counterparts of (1) this First Amendment from the Borrower and the Lenders constituting the Required Lenders and (2) the Amended and Restated Fee Letter from the Borrower and TAO Talents, LLC.

(b)     The Borrower shall have paid to the Administrative Agent all fees, costs and expenses then payable by the Borrower pursuant to the Loan Documents for which invoices have been presented prior to the First Amendment Effective Date.

(c)     The representations and warranties set forth in Section 3 hereof shall be true and accurate.

Section 3.        Representations and Warranties. Each Loan Party represents and warrants as follows: (i) the representations and warranties contained in Article IV of the Agreement and in each other Loan Document, certificate or other writing delivered to the Administrative Agent or any Lender pursuant hereto or thereto on or prior to the First Amendment Effective Date are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of the First Amendment Effective Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such earlier date, and (ii) no Default or Event of Default (x) shall have occurred and be continuing on the First Amendment Effective Date or (y) would result from this First Amendment becoming effective in accordance with its terms or from the consummation of the transactions contemplated herein.

Section 4.        Reaffirmation and Confirmation. Each Loan Party hereby (a) acknowledges and reaffirms its obligations as set forth in each Loan Document, as modified hereby, (b) agrees to continue to comply with, and be subject to, all of the terms, provisions, conditions, covenants, agreements and obligations applicable to it (including each guarantee and indemnity) set forth in each Loan Document, as modified hereby, which remain in full force and effect, and (c) confirms, ratifies and reaffirms that the security interest granted to the Administrative Agent, for the benefit of the Secured Parties, pursuant to the Loan Documents, as modified hereby, in all of its right, title, and interest in all then existing and thereafter acquired or arising Collateral in order to secure prompt payment and performance of the Obligations, is continuing and the Lien created under such Loan Documents is and shall remain unimpaired and continue to constitute a First Priority Lien on, and security interest in, all such right, title and interests (subject to Permitted Liens) in favor of the Administrative Agent, for the benefit of the Secured Parties, with the same force, effect and priority in effect both immediately prior to and after entering into this Agreement.

Section 5.        Effect of Amendment.

(a)     This First Amendment shall be effective as of the First Amendment Effective Date. On and after the First Amendment Effective Date, each reference in the Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import, and each similar reference in the other documents entered into in connection with the Agreement, shall mean and be a reference to the Agreement, as amended by this First Amendment. Except as specifically amended above, the Agreement shall remain in full force and effect in accordance with its terms and is hereby ratified and confirmed. This First Amendment is a Loan Document.

(b)     Except as expressly amended hereby, all of the terms and provisions of the Agreement and all other Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed. In furtherance of the foregoing, the Borrower hereby irrevocably and unconditionally ratifies its grant of security interest and pledge under the Security Agreement and each Loan Document and confirms that the liens, security interests and pledges granted thereunder continue to secure the Obligations, including, without limitation, any additional Obligations resulting from or incurred pursuant to this First Amendment.

(c)     The execution, delivery and performance of this First Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under, the Agreement or any of the other Loan Documents. This First Amendment shall be deemed to be a Loan Document (as defined in the Agreement).

Section 6.        Governing Law, Jurisdiction and Waiver of Right to Trial by Jury. THIS FIRST AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK. The consent to jurisdiction and waiver of jury trial provisions in Sections 10.17 and 10.18 of the Agreement are incorporated herein by reference mutatis mutandis.

Section 7.        Amendments; Counterparts. This First Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This First Amendment shall become effective upon the execution of a counterpart hereof by each of the parties hereto. Delivery of an executed counterpart of a signature page of this First Amendment by facsimile or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this First Amendment. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this First Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. This First Amendment shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Company and Administrative Agent of written notification of such execution and authorization of delivery thereof.

Section 8.        Headings. The headings of this First Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 9.        Severability. In case any provision in or obligation of this First Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BORROWER:

BLUEPRINT MEDICINES CORPORATION

By:	/s/ Kate Haviland
Name: Kate Haviland
Title: President & Chief Executive Officer

[Signature Page to First Amendment]

TAO Talents, LLC,
as Administrative Agent

By:	/s/ Joshua Peck
Name: Joshua Peck
Title: Vice President

[Signature Page to First Amendment]

TAO Talents, LLC,
as Lender

By:	/s/ Joshua Peck
Name: Joshua Peck
Title: Vice President

[Signature Page to First Amendment]